COLUMBIA THREADNEEDLE INVESTMENTS

IRA Depositor/Stockholder Name (First, Middle Initial, Last)

Date of Birth (MM/DD/YYYY)

Social Security Number

Street Address or APO/FPO

City

State

ZIP Code

Mobile Phone Number

Home Phone Number

Note: If you are changing your address to a PO Box, a residential address is also required. Please provide your residential address below.

Street Address

City

State

ZIP Code

☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA* ☐ SARSEP IRA* ☐ Rollover IRA ☐ SIMPLE IRA* (A 25% penalty may apply if the SIMPLE IRA has been open and funded for less than two years.)

*Plan number, if applicable

☐ Normal Distribution — age 59½ or older

☐ Required Minimum Distribution

☐ Premature Distribution*

☐ Death

☐ Disability

☐ Excess Contribution — current tax year: Date of excess / /

☐ Premature Distribution with Exception (SEPP)*

☐ Excess Contribution — prior tax year

☐ Divorce

☐ Other

*Penalties may apply. You may wish to consult with a tax advisor.

The law requires that federal income tax be withheld from certain IRA distributions unless you elect not to have withholding apply. If you elect not to have withholding apply, you may be responsible for payment of estimated tax. You may also incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Your withdrawal may also be subject to state income tax withholding in certain states. The undersigned individual authorizes the withdrawal specified and the withholding election completed below. The undersigned acknowledges that the box checked is correct; and that it is the undersigned's responsibility to determine the correct amount of tax that may be due based on all IRA accounts the undersigned may own (including those unknown by or not under the control of the Custodian; the undersigned agrees to indemnify and hold harmless Tri-Continental Corporation, Columbia Management Investment Services Corp., the Custodian and their respective affiliates, officers, directors, agents and employees from any losses or expenses incurred if such information is not correct. The undersigned acknowledges that it is his/her responsibility to properly calculate, report, and pay all taxes due with respect to the withdrawal specified, and to file IRS Form 5329 to claim any exemption from the early withdrawal penalty. IRS Form 5329 is used to report additional taxes on IRAs. You may wish to consult with a tax advisor for more information.

☐ A. Do not withhold federal income tax from my distribution.

☐ B. Withhold federal income tax from my distribution at the rate of ______ (not less than 10%.)

Tri-Continental Corporation

IRA Distribution Request Form

Use this form when requesting a distribution from an Individual Retirement Account (IRA).

For questions about tax implications, you may wish to consult with a financial advisor or tax advisor about any applicable taxes and/or penalties. Tax implications vary based on the type of distribution. Distribution rules for an Inherited IRA are based on several factors. We encourage you to review the Individual Retirement Account Custodial Agreement for beneficiary provisions.

Part 1	Depositor Information: (Please type or print.)

Please check if you are changing your address of record. A Medallion Signature Guarantee is required.

Part 2	IRA Account Registration: (Please choose only one.)

Part 3	Type Of Distribution: (Please choose only one.)

Part 4	Federal and State Income Tax Withholding: (Choose A or B below.)

Please make your election below. Elections pertaining to the Systematic Withdrawal Plan, in the section for Distribution Options, may be revoked at any time. All other elections will be for this one-time use. Please note, if no federal election is made, 10% of your distribution will be withheld for federal income taxes (applicable state taxes may also apply).

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 B (11/18)

CT-FR/113352 B (11/18)

Part 5 Payment Instructions: (Please choose one election in either section A or B and complete section C if applicable.)

A. Stockholder or Authorized Individual Election:

1. Make the check payable to me and mail to the address of record.

2. Make check payable to and mail as indicated below in section C. Payee Information A Medallion Signature Guarantee is required.

3. Deposit directly to my bank account via Automated Clearing House (ACH). No fee is deducted from the mutual fund account.

a. Into my existing bank instructions on file. No Medallion Signature Guarantee is required.

b. Into new bank instructions. Complete Part 7 Bank Information. A Medallion Signature Guarantee is required.

4. Deposit directly to my bank account via Fedwire (must be $500.00 or greater). A fee of $7.50 will be deducted from the mutual fund account (additional bank fees may apply).

a. Into my existing bank instructions on file. No Medallion Signature Guarantee is required.

b. Into new bank instructions. Complete Part 7 Bank Information. A Medallion Signature Guarantee is required.

5. Invest my distribution into the non-IRA account referenced below:
a. Existing Tri-Continental Corporation non-IRA. Fund number	Account number

b. Existing Columbia Threadneedle Investments non-IRA. Fund number	Account number

c. New Columbia Threadneedle Investments non-IRA. (Please attach a new account application.)

6. Transfer my shares to the Tri-Continental Corporation IRA account referenced below. (Due to divorce only.):

A Medallion Signature Guarantee is required. Please include a copy of the final Divorce Decree. The language within the final

Divorce Decree must specifically state how the Tri-Continental Corporation IRA account(s) are to be distributed. Please reference the dollar amount, percentage or number shares of each account under the section for Distribution Options.

a. Existing Tri-Continental Corporation IRA. Fund number	Account number

b. New Tri-Continental Corporation IRA. (Former spouse must complete and attach an IRA application.)

B.Estate or Beneficiary Election: (Complete this section and section C. Payee Information, if you are acting as the Executor or Beneficiary. If you are acting as the Executor, a Signature Guarantee is required. If you are acting as the Beneficiary, a MSG or Signature Guarantee is required. A certified copy of the death certificate is required for the stockholder.)

1. Lump sum distribution. Please choose a payment option below:

a. Make check payable to and mail as indicated below in section C. Payee Information.

b. Direct deposit by ACH to the bank account listed in section C. Payee Information. No fee is deducted from the mutual fund account.

c. Direct deposit by Fedwire (must be $500.00 or greater) to the bank account listed in section C. Payee Information. A fee of $7.50 will be deducted from the mutual fund account (additional bank fees may apply).

2. Transfer the entire value to the spousal IRA account referenced below. (For spousal beneficiaries only.):

a. Existing Tri-Continental Corporation IRA. Fund number	Account number

b. New Tri-Continental Corporation IRA. (Please attach an IRA application.)

3. Transfer the inherited portion to the IRA account referenced below:

a. Existing Tri-Continental Corporation Inherited IRA. Fund number	Account number

b. New Tri-Continental Corporation Inherited IRA. (Please attach an IRA application.)

4. Invest the inherited portion to the non-IRA account referenced below:
a. Existing Tri-Continental Corporation non-IRA. Fund number	Account number

b. Existing Columbia Threadneedle Investments non-IRA. Fund number	Account number

c. New Columbia Threadneedle Investments non-IRA. (Please attach a new account application.)

C. Payee Information: (Tax Identification Number and Date of Birth required for death distributions.)

	Beneficiary or Estate	Beneficiary
Payee or Beneficiary Name (First, Middle Initial, Last)	Tax Identification Number	Date of Birth (MM/DD/YYYY)

Street Address	City	State	Zip Code
Daytime Phone Number	Relationship to IRA Stockholder	Date of Death for IRA Stockholder (MM/DD/YYYY)

Bank Account Information (If applicable)
Name of Bank	Bank ABA Routing Number	Bank Account Number

Federal law requires us to obtain certain information from you, which we may use to verify your identity. If we are unable to verify this information, we reserve the right to close or limit your account.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

Part 6	Distribution Options: (Complete section A and/or B.)

About the sale of Tri-Continental Corporation shares:

 If you have outstanding stock certificates, you must send your stock certificates to the Service Agent (this is one of the requirements for your sell order to be considered received in "good form"). We recommend using registered mail when returning outstanding certificates for 2% of the current market value of the shares. The recommended insurance amount is based on the premium for a lost certificate bond in the event the certificate is lost in transit.

 Distributions for Tri-continental are generally priced one time per week, typically each Wednesday. A sell order received in "good form" on a Thursday will not be processed (and your shares not sold) until the following Wednesday, provided that the New York Stock Exchange is open for business on such day.

I authorize Tri-Continental Corporation or its Service Agent to liquidate the amount indicated from the account number(s) listed below.

A. One-time Full or Partial Distribution:

Number
Fund Number	Account Number	Dollar Amount	or	Percent	or	of Shares
	$				%

	$				%

B.Recurring Distribution (Complete section 1 and/or 2.)

Fund Selection
Fund Number	Account Number
1. Systematic Withdrawal Plan (Check only one.)		Add option	Update the existing option	Discontinue the existing option
	Month	Year
a. Begin distributions in		.

b. Select frequency of periodic distributions (does not apply to cash dividends and capital gains.)

Note: Distributions will be processed on the 1st or 15th day of the month(s), regardless of whether or not the 1st or 15th falls on a Wednesday. If the selected date falls on a weekend or holiday, the transaction will be processed on the previous business date. Please specify the day you prefer. If no date is specified, your payment will default to the 15th

of the month.		.
All months or check all that apply.		January	February	March	April	May	June
		July	August	September	October	November	December

c. Specify distribution	method:

Dollar amount $

Fixed period of		years. (not to exceed the joint life expectancy of stockholder and beneficiary)

Life expectancy (will apply to all accounts)

Required minimum distribution based on the uniform lifetime table in IRS regulations

Required minimum distribution based upon stockholder and beneficiary's joint life expectancy (In order to use this method, your spouse must be your sole primary beneficiary and more than 10 years younger than you.)

Life expectancy payments based on the single life expectancy table for beneficiaries in IRS regulations.

2.Distribution Payment Options (Penalties and taxes may apply if you are under the age of 59½. You may wish to consult with a tax advisor.)

a. Credited 75% to my account in shares and 25% paid to me in cash. b. Credited 50% to my account in shares and 50% paid in cash.

c.100% paid to me in cash. Indicate payment method:

a.Check to Address of Record

b.Direct Deposit to Bank by ACH (Complete the section for Bank Information)

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 B (11/18)

Note: If you choose to close your account, you will be subject to the $20 termination fee at that time. This fee is not prorated for periods of less than one full year.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 B (11/18)

Part 7 Bank Information

ABA Routing	Bank Account
Number	Number

Check number

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 B (11/18)

Part 8	Signature and Taxpayer Identification Number Certification

Affix Medallion Signature Guarantee stamp here.

Guarantor, please do not affix the guarantee unless all of the information on this page has been complete.

The Service Agent may require a Medallion Signature Guarantee (MSG) or Signature Guarantee stamp for your signature in order to process certain transactions. A MSG or Signature Guarantee stamp may be executed by any eligible institution, including, but not limited to, the following: brokers or dealers, banks, credit unions, and savings associations. A MSG or Signature Guarantee helps assure that a signature is genuine and not a forgery. Notarization by a notary public is not an acceptable signature guarantee. The Service Agent reserves the right to reject a signature guarantee and to request additional documentation for any transaction. You may refer to the Fund's prospectus for more information.

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a.m. to 6:00 p.m. Eastern time.

CT-FR/113352 B (11/18)

Part 9	Return Instructions
Regular mail	Tri-Continental Corporation	Overnight mail Tri-Continental Corporation
	PO Box 219371	c/o DST Asset Manager Solutions, Inc.
	Kansas City, MO 64121-9371	430 W 7th Street, STE 219371
Kansas City, MO 64105-1407

For assistance completing this form, please contact a representative at 800.345.6611 option 3, Monday through Friday, 9:00 a. m. to 6:00 p.m. Eastern time.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the Service Agent for Tri-Continental Corporation.

© 2018 Columbia Management Investment Advisers, LLC. All rights reserved.	2196943 (11/18)	CT-FR/113352 B (11/18)